Exhibit 5.1
September 12, 2008

GulfMark Offshore, Inc.
10111 Richmond Avenue, Suite 340
Houston, Texas 77042

Re:	Registration Statement on Form S-3
Gentlemen:
We have acted as counsel for GulfMark Offshore, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), (A) relating to (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, in one or more series (the “Preferred Stock”), (iii) warrants (“Warrants”) to purchase Common Stock, and (iv) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), to be issued from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $400,000,000 to be sold by the Company (any or all of which are collectively referred to as the “Shelf Securities”) and (B) relating to 2,085,700 shares of Common Stock, which may be resold by certain Selling Security Holders (the “Selling Security Holder Securities”), as described in the Registration Statement (the “Secondary Offering”; the Selling Security Holder Securities, together with the Shelf Securities, the “Securities”). For purposes of this opinion, the term Securities also includes any additional shares of Common Stock that may be registered under the Registration Statement under Rule 462(b) of the Act. Pursuant to Rule 429(b) under the Act, the Registration Statement, upon effectiveness, shall act as post-effective amendment No. 1 to the Form S-3, Registration No. 333-133563, previously filed by the Company. Each capitalized term used herein, unless otherwise defined herein, has the meaning ascribed to it in the Registration Statement.
Before rendering our opinion, we examined certain corporate records of the Company, including its Certificate of Incorporation (as amended), Bylaws (as amended), and certain resolutions of the Board of Directors of the Company (the “Board Resolutions”). We also examined the Registration Statement, together with the exhibits thereto, and such certificates of officers of the Company, other documents and records as we have deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company and public officials, without further investigation as to the facts set forth therein.

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September 12, 2008

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or scanned copies and the authenticity and completeness of the originals of such latter documents. We have also assumed that New York law will be chosen to govern any indentures relating to Debt Securities and the warrant agreement related to any Warrants (the “Warrant Agreement”) and that such choice is a valid and legal provision.
In connection with this opinion, we have assumed that at or prior to the delivery of any Securities, (i) the Board of Directors will have taken all necessary corporate action to authorize the issuance and sale of any Shelf Securities, and such authorization has not been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (iii) with respect to the Shelf Securities, a Prospectus Supplement will have been prepared and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Shelf Securities offered thereby; (iv) all Securities will be issued and sold in compliance with the Company’s Certificate of Incorporation (as amended) and Bylaws (as amended) and with applicable federal and state securities laws and in the manner stated in the Registration Statement and any appropriate Prospectus Supplement; (v) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Shelf Securities issuable upon conversion, exchange or exercise of any other Shelf Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise. In addition, we have assumed that there will not have occurred any change in law affecting the validity or enforceability of any of the Securities, and that none of the terms of any of the Shelf Securities to be established subsequent to the date hereof, nor the issuance and delivery of any of the Shelf Securities, nor the compliance by the Company with the terms of such Shelf Securities, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

GulfMark Offshore, Inc.
September 12, 2008

1. The Selling Security Holder Securities that may be sold by the Selling Security Holders pursuant to the Registration Statement are duly authorized, validly issued, fully paid and nonassessable. The shares of Common Stock that are part of the Shelf Securities (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants) will be duly authorized, validly issued, fully paid and nonassessable when (a) the Board of Directors of the Company, or to the extent permitted by the Delaware General Corporation Law, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the “Board”), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or, if issued in non-certificated form, have been registered, upon payment of the agreed-upon consideration therefor (so long as such consideration is not less than the par value of the Common Stock); and (c) sold in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board, if the Common Stock is to be sold pursuant to an agreement with an underwriter or agent.
2. The shares of Preferred Stock that are part of the Shelf Securities (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Warrants) will be duly authorized, validly issued, fully paid and nonassessable when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a statement establishing relative rights and preferences relating to such Preferred Stock and the filing of such statement with the Secretary of State of the State of Delaware; (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered or, if issued in non-certificated form, have been registered, upon payment of the agreed-upon consideration therefor (so long as such consideration is not less than the par value of the Preferred Stock); and (c) sold in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board, if the Preferred Stock is to be sold pursuant to an agreement with an underwriter or agent.
3. The Warrants that are part of the Shelf Securities will be duly authorized and validly issued when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered or, if issued in non-certificated form, have been registered, in accordance with the Warrant Agreement upon payment of any

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consideration for issuance of the Warrants set forth in the Warrant Agreement; and (d) sold in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board, if the Warrants are to be sold pursuant to an agreement with an underwriter or agent.
4. Each series of Debt Securities that are part of the Shelf Securities will be legally issued and will constitute valid and binding obligations of the Company when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (b) the specific terms of the Debt Securities have been duly established in accordance with an indenture filed with the Registration Statement for the issuance of the Debt Securities (the “Indenture”); (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (d) the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed, issued and delivered by the Company and the trustee under the Indenture; (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, upon payment of the consideration set forth therein; and (f) sold in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board, if the Debt Securities are to be sold pursuant to an agreement with an underwriter or agent.
The opinions set forth in numbered paragraph 4 are subject to the qualification that the validity and binding obligation opinions may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or currency unit.
The opinion expressed herein is rendered as of the date hereof, and we undertake no obligation, and hereby disclaim any kind of obligation, to advise you of any changes or new developments in law, fact or otherwise that may affect any matter set forth herein.
The law covered by this opinion is limited to the present law of the State of Texas and the present Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
We consent to the use and filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the

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Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Strasburger & Price, L.L.P.

Strasburger & Price, L.L.P.